UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2009
Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569

(Commission File Number)	(IRS Employer Identification No.)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)
(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 5, 2009, Builders FirstSource, Inc. (the “Company”) entered into a definitive Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation”) to settle the consolidated class and derivative action that was filed in connection with its previously announced recapitalization. The settlement is subject to the approval of the Delaware Court of Chancery. The Company has issued a press release regarding the Stipulation, which press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. The Stipulation and the Notice of Pendency of Class and Derivative Action, Proposed Class Action Determination, Proposed Settlement of Class and Derivative Action, Settlement Hearing, and Right to Appear are attached as Exhibits 99.2 and 99.3, respectively, to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
Donald F. McAleenan
Senior Vice President, General Counsel and Secretary

Dated: November 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 9, 2009.

99.2	Stipulation and Agreement of Compromise, Settlement, and Release in In Re: Builders FirstSource, Inc. Shareholders and Derivative Litigation dated November 5, 2009.

99.3	Notice of Pendency of Class and Derivative Action, Proposed Class Action Determination, Proposed Settlement of Class and Derivative Action, Settlement Hearing, and Right to Appear in In Re: Builders FirstSource, Inc. Shareholders and Derivative Litigation.